                                                                     EXHIBIT 2.1



                            STOCK PURCHASE AGREEMENT


                                      AMONG


                          ENERGY AUCTION EXCHANGE, INC.


                                       AND


                               THE SHAREHOLDERS OF
                     THE OIL & GAS ASSET CLEARINGHOUSE, INC.

                                  JUNE 1, 1999

                                TABLE OF CONTENTS

1.       Definitions..............................................................................................1

2.       Purchase and Sale of the Shares..........................................................................7
         (a)      Basic Transaction...............................................................................7
         (b)      Determination of Adjusted Purchase Price........................................................7
         (c)      Payment of Adjusted Purchase Price. ............................................................7
         (d)      Post-Closing Adjusted Purchase Price Adjustments................................................8
         (e)      Allocation of Purchase Price Among the Sellers..................................................8
         (f)      The Closing.....................................................................................8
         (g)      Deliveries at the Closing. .....................................................................9
         (h)      Cash Distribution. .............................................................................9
         (i)      Escrow..........................................................................................9

3.       Representations and Warranties Concerning the Transaction................................................9
         (a)      Representations and Warranties of the Sellers...................................................9
                  (i)      Authorization of Transaction..........................................................10
                  (ii)     Noncontravention......................................................................10
                  (iii)    Brokers' Fees.........................................................................10
                  (iv)     OGAC Shares...........................................................................10
         (b)      Representations and Warranties of the Buyer. ..................................................11
                  (i)      Organization of the Buyer.............................................................11
                  (ii)     Authorization of Transaction..........................................................11
                  (iii)    Noncontravention......................................................................11
                  (iv)     Brokers' Fees.........................................................................11
                  (v)      Investment............................................................................11

4.       Representations and Warranties Concerning OGAC..........................................................12
         (a)      Organization, Qualification, and Corporate Power...............................................12
         (b)      Capitalization.................................................................................12
         (c)      Noncontravention...............................................................................12
         (d)      Brokers' Fees..................................................................................13
         (e)      Title to Assets................................................................................13
         (f)      Subsidiaries...................................................................................13
         (g)      Financial Statements...........................................................................13
         (h)      Events Subsequent to Most Recent Fiscal Year End...............................................13
         (i)      Undisclosed Liabilities. ......................................................................15
         (j)      Legal Compliance...............................................................................16
         (k)      Tax Matters....................................................................................16
         (l)      Real Property..................................................................................17
         (m)      Intellectual Property..........................................................................18
         (n)      Tangible Assets................................................................................20


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


         (o)      Contracts......................................................................................20
         (p)      Notes Receivable...............................................................................21
         (q)      Powers of Attorney.............................................................................21
         (r)      Insurance......................................................................................21
         (s)      Litigation.....................................................................................22
         (t)      Employees......................................................................................22
         (u)      Employee Benefits..............................................................................22
         (v)      Environmental, Health, and Safety Matters......................................................23
         (w)      Certain Business Relationships with OGAC.......................................................24
         (x)      Disclosure.....................................................................................24
         (y)      Year 2000......................................................................................24
         (z)      Broker-Dealer..................................................................................25
         (aa)     Filings........................................................................................25
         (bb)     Auctioneers....................................................................................25
         (cc)     Board Attendance...............................................................................26
         (dd)     Qualification and Registration.................................................................26
         (ee)     Sellers' Representative........................................................................26

5.       Pre-Closing Covenants...................................................................................26
         (a)      General........................................................................................26
         (b)      Notices and Consents...........................................................................26
         (c)      Operation of Business..........................................................................26
         (d)      Preservation of Business.......................................................................26
         (e)      Full Access....................................................................................26
         (f)      Notice of Developments.........................................................................27
         (g)      Exclusivity....................................................................................27
         (h)      Confidentiality Agreements.....................................................................27
         (i)      Broker/Dealer Insurance........................................................................27

6.       Post-Closing Covenants..................................................................................28
         (a)      General........................................................................................28
         (b)      Litigation Support. ...........................................................................28
         (c)      Transition.....................................................................................28
         (d)      Confidentiality................................................................................28
         (e)      Sellers' Representative Covenant Not to Compete................................................29
         (f)      Sellers Covenant Not to Compete................................................................29

7.       Conditions to Obligation to Close.......................................................................30
         (a)      Conditions to Obligation of the Buyer..........................................................30
         (b)      Conditions to Obligation of the Sellers. ......................................................32

8.       Remedies for Breaches of This Agreement.................................................................33
         (a)      Survival of Representations and Warranties.....................................................33

         (b)      Indemnification Provisions for Benefit of the Buyer............................................34
         (c)      Indemnification Provisions for Benefit of the Sellers..........................................35
         (d)      Matters Involving Third Parties................................................................36
         (e)      Determination of Adverse Consequences. ........................................................37
         (f)      Other Indemnification Provisions...............................................................37

9.       Certain Tax Matters.....................................................................................37
         (a)      S Corporation Status...........................................................................37
         (b)      Tax Periods Ending on or Before the Closing Date...............................................38
         (c)      Cooperation on Tax Matters.....................................................................38
         (d)      Tax Sharing Agreements.........................................................................38
         (e)      Certain Taxes..................................................................................38

10.      Termination.............................................................................................39
         (a)      Termination of Agreement.......................................................................39
         (b)      Effect of Termination..........................................................................39

11.      Miscellaneous...........................................................................................40
         (a)      Press Releases and Public Announcements........................................................40
         (b)      No Third-Party Beneficiaries...................................................................40
         (c)      Entire Agreement...............................................................................40
         (d)      Succession and Assignment......................................................................40
         (e)      Counterparts...................................................................................41
         (f)      Headings.......................................................................................41
         (g)      Notices. ......................................................................................41
         (h)      Governing Law..................................................................................42
         (i)      Amendments and Waivers.........................................................................42
         (j)      Severability...................................................................................42
         (k)      Expenses.......................................................................................42
         (l)      Construction...................................................................................42
         (m)      Incorporation of Exhibits, Annexes, and Schedules..............................................42
         (n)      Specific Performance...........................................................................42
         (o)      Submission to Jurisdiction.....................................................................43
         (p)      Execution......................................................................................43

                         EXHIBITS, ANNEXES AND SCHEDULES


Exhibit A--Financial Statements
Exhibit B--Form of Employment Agreement
Exhibit C--Form of Voting Agreement
Exhibit D--Form of Shareholders Agreement
Exhibit E--Form of Stock Option Plan
Exhibit F--Form of Promissory Note
Exhibit G--Form of Opinion of Counsel to the Sellers
Exhibit H--Form of Opinion of Counsel to the Buyer
Exhibit I--Form of Release
Exhibit J--Form of Security Agreement
Exhibit K--Form of Stock Option Agreement
Annex I--Exceptions to the Buyer's Representations and Warranties
         Concerning the Transaction
Disclosure Schedule--Exceptions to the Sellers' Representations and Warranties
         Concerning the Transaction and the Representations and Warranties Concerning OGAC
Purchase Price Adjustment Schedule

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "Agreement") is entered into on June 1, 1999, by and among Energy Auction Exchange, Inc., a Delaware corporation (the "Buyer"), and Kenneth R. Olive, Jr., Allan C. King, Allan G. King, Duane H. King, Gwendolyn King Kinney, David R. King, Robert E. Zimmerman, Jr., R.E. Zimmerman and Michael W. O'Shaughnessy, each an individual (collectively the "Sellers"). The Buyer and the Sellers are referred to collectively herein as the "Parties."

                                    RECITALS

         The Sellers in the aggregate own all of the outstanding capital stock of The Oil & Gas Asset Clearinghouse, Inc., a Texas corporation ("OGAC").

         This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, 8,000 shares of the outstanding capital stock of OGAC (the "Shares") in return for cash.

                                    AGREEMENT

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1.  Definitions.

         "Accountant" has the meaning set forth in Section 2(d) below.

         "Actual Adjustment" has the meaning set forth in Section 2(d) below.

         "Additional Payment" has the meaning set forth in Section 2(d) below.

         "Adjusted Purchase Price" has the meaning set forth in Section 2(b) below.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

         "Agreement" has the meaning set forth in the preface above.

         "Annual Financial Statements" has the meaning set forth in Section 4(g) below.

         "Applicable Rate" means the prime rate of interest as published from time to time in the Denver, Colorado edition of the Wall Street Journal.

         "Balance Sheet" means the statement of financial condition of OGAC as of December 31, 1998 included in the Annual Financial Statements.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Basket" has the meaning set forth in Section 8(b)(iv) below.

         "Breach Notice" has the meaning set forth in Section 5(f) below.

         "Buyer" has the meaning set forth in the preface above.

         "CERCLA" has the meaning set forth in Section 4(v)(v) below.

         "Closing" has the meaning set forth in Section 2(f) below.

         "Closing Date" has the meaning set forth in Section 2(f) below.

         "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock, par value $.10 per share, of OGAC.

         "Confidential Information" means any information concerning the businesses and affairs of OGAC that is not already generally available to the public.

         "Controlled Group" has the meaning set forth in Code Section 1563.

         "Current Assets" means the current assets of OGAC as determined in accordance with GAAP.

         "Current Liabilities" means the current liabilities of OGAC as determined in accordance with GAAP.

         "Defense Notice" has the meaning set forth in Section 8(d)(ii) below.

         "Deposit" has the meaning given such term in the Letter of Intent.

         "Disclosure Schedule" has the meaning set forth in Section 3(a) below.

         "Distribution" has the meaning set forth in Section 2(f) below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Employment Agreement" has the meaning set forth in Section 7(a)(viii) below.

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means each entity which is treated as a single employer with OGAC for purposes of Code Section 414.

         "Estimate" has the meaning set forth in Section 2(b) below.

         "Final Date" has the meaning set forth in Section 2(f) below.


         "Final Purchase Price" means the Adjusted Purchase Price, plus or minus the Actual Adjustment, as the case may be.

         "Financial Statements" has the meaning set forth in Section 4(g) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Gross Purchase Price" has the meaning set forth in Section 2(b) below.

         "Indemnified Party" has the meaning set forth in Section 8(d)(i) below.

         "Indemnifying Party" has the meaning set forth in Section 8(d)(i) below.

         "Independent Accountant" has the meaning set forth in Section 2(d) below.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier profiles, lists and information, historic auction information and statistics, pricing and cost information, and business and marketing plans and proposals), (f) all computer software, databases, profile information, source codes and system processes (including data and related documentation), (g) all other proprietary rights, including Internet web sites, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Interim Financial Statements" has the meaning set forth in Section 4(g) below.

         "Knowledge" means actual knowledge after reasonable investigation.

         "Letter of Intent" means the letter dated March 1, 1999 from Vickers Energy Services, LLC to OGAC, and accepted and agreed to by OGAC and the Sellers on March 1, 1999, as amended by those certain amendment letters thereto dated March 31, 1999, April 1, 1999, April 12, 1999 and April 13, 1999, regarding the transaction contemplated by this Agreement.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Litigation Expenses" has the meaning set forth in Section 8(b)(ii)(C) below.

         "LTD Policy" has the meaning set forth in Section 4(u)(i) below.

         "Material Adverse Effect" means a material adverse effect on the business, financial condition, operations, results of operations, properties or assets of OGAC.

         "Most Recent Fiscal Year End" means December 31, 1998.

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "NASD" means the National Association of Securities Dealers, Inc.

         "Non-Compete Period" has the meaning set forth in Section 6(f) below.

         "OGAC" has the meaning set forth in the Recitals above.

         "OGAC Share" means any share of the common stock, par value $.10 per share, of OGAC.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Other Party" has the meaning set forth in Section 5(f) below.

         "Parties" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or any other entity.

         "Prepayment Amount" has the meaning set forth in Section 2(i) below.

         "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "Promissory Note" has the meaning set forth in Section 2(c) below.

         "Purchase Price Adjustment" has the meaning set forth in Section 2(b) below.

         "Purchase Price Adjustment Schedule" has the meaning set forth in
Section 2(b) below.

         "Release" has the meaning set forth in Section 7(a)(xiv) below.

         "Reportable Event" has the meaning set forth in ERISA Section 4043.

         "Reports" has the meaning set forth in Section 4(aa) below.

         "Restated Shareholders Agreement" has the meaning set forth in Section 3(a)(iv) below.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Agreement" has the meaning set forth in Section 7(b)(xii) below.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Sellers" has the meaning set forth in the preface above.

         "Sellers' Representative" means Kenneth R. Olive, Jr.

         "Shareholders Agreement" has the meaning set forth in Section 7(a)(x) below.

         "Shares" has the meaning set forth in the Recitals above.

         "Stock Option Agreement" has the meaning set forth in Section 7(a)(xv) below.

         "Stock Option Plan" has the meaning set forth in Section 7(a)(xi) below.

         "SWDA" has the meaning set forth in Section 4(v)(v) below.

         "System" has the meaning set forth in Section 4(y) below.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 8(d)(i) below.

         "Voting Agreement" has the meaning set forth in Section 7(a)(ix) below.

         "Year 2000 Compliant" has the meaning set forth in Section 4(y) below.

         2. Purchase and Sale of the Shares.

         (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Sellers, and the Sellers agree to sell to the Buyer, the Shares for the consideration specified below in this Section 2.

         (b) Determination of Adjusted Purchase Price. The cash purchase price for the purchase of the Shares shall be $16,200,000 (the "Gross Purchase Price"). The Gross Purchase Price shall be subject to adjustment as described below in this Section 2(b) to arrive at the adjusted cash purchase price for the purchase of the Shares (the "Adjusted Purchase Price") to be paid by the Buyer to the Sellers at the Closing in the manner set forth in Sections 2(c), (d) and
(e) below. The Gross Purchase Price shall be increased on a dollar-for-dollar basis by the amount by which Current Assets on the Closing Date exceed Current Liabilities on the Closing Date and by the amount of the other items set forth on the purchase price adjustment schedule (the "Purchase Price Adjustment Schedule") attached hereto (collectively, the "Purchase Price Adjustment") to arrive at the Adjusted Purchase Price. An estimate reasonably acceptable to the Buyer detailing the sources and amounts of Current Assets and Current Liabilities on the Closing Date and any other items included in the Purchase Price Adjustment (the "Estimate") shall be delivered by the Sellers to the Buyer at least two (2) business days prior to the Closing Date for purposes of calculating the Adjusted Purchase Price to be paid at the Closing.

         (c) Payment of Adjusted Purchase Price. At the Closing, the Buyer shall pay the Adjusted Purchase Price to the Sellers by (i) delivery to the Sellers' Representative of a promissory note substantially in form and substance as set forth in Exhibit F attached hereto (the "Promissory Note") in the principal amount of $5,000,000, (ii) instructing Bank One Denver to deliver the Deposit to the Sellers' Representative, and (iii) delivery to the Sellers' Representative of cash payable by wire transfer or delivery of other immediately available funds of the balance of the Adjusted Purchase Price after deducting the payments set forth in subsections (i) and (ii) above.

         (d) Post-Closing Adjusted Purchase Price Adjustments. Within forty-five
(45) days after the Closing Date, the Sellers' Representative shall instruct Simonton, Kutac & Barnidge, L.L.P. (the "Accountant") to determine the actual Purchase Price Adjustment as of the Closing Date (the "Actual Adjustment") and the amount of accounts receivable included in the Actual Adjustment which have not been collected by OGAC as of the date of the Accountant's determination of the Actual Adjustment . Within twenty (20) days thereafter, the Accountant shall provide its determination of the Actual Adjustment to the Buyer and the Sellers' Representative. If the Buyer and the Sellers' Representative agree with the Accountant's determination, such determination shall be binding upon the Buyer and the Sellers. If the Buyer and the Sellers' Representative do not agree with the Accountant's determination, the Buyer shall instruct ______________ (the "Independent Account") to, within twenty (20) days thereafter, determine the Actual Adjustment and the amount of accounts receivable included in the Actual Adjustment which have not been collected by OGAC as of the date of the Independent Accountant's determination of the Actual Adjustment and such determination shall be binding upon the Buyer and the Sellers. Any accounting fees and expenses related to the Accountant's and/or the Independent Accountant's determination of the Actual Adjustment shall be paid one-half by the Buyer and one-half by the Sellers. If the Actual Adjustment is determined to be less than the Estimate, the Sellers shall promptly pay to the Buyer by wire transfer or other immediately available funds within five (5) business days of the Accountant's or Independent Accountant's, as the case may be, determination of the Actual Adjustment an amount equal to the difference between the Estimate and the Actual Adjustment to give effect to the final computation of the Adjusted Purchase Price. If the Actual Adjustment is determined to be greater than the Estimate, the Buyer shall pay to the Sellers' Representative by wire transfer or other immediately available funds within five (5) business days of the Accountant's determination of the Actual Adjustment an amount equal to the difference between the Actual Adjustment and the Estimate (the "Additional Payment") to give effect to the final computation of the Adjusted Purchase Price. If the Accountant or the Independent Accountant, as the case may be, determines that the amount of Current Assets included in the Estimate includes accounts receivable which were not collected as of the date of the determination of the Actual Adjustment, such accounts receivable shall be assigned by OGAC to the Sellers' Representative and the Sellers shall promptly pay to OGAC by wire transfer or other immediately available funds an amount equal to the aggregate amount of such accounts receivable .

         (e) Allocation of Purchase Price Among the Sellers. The Adjusted Purchase Price and the Additional Payment, if any, shall be allocated among the Sellers as determined by the Sellers' Representative. Each Seller hereby acknowledges that the Buyer shall satisfy its obligation to deliver the Adjusted Purchase Price and the Additional Payment, if any, to the Sellers by delivering the Adjusted Purchase Price and the Additional Payment, if any, to the Sellers' Representative.

         (f) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Jacobs Chase Frick Kleinkopf & Kelley LLC, 1050 17th Street, Suite 1500, Denver, Colorado 80265, on such date and time as the Buyer and the Sellers' Representative may mutually determine (the "Closing Date"); provided, however, that the Closing shall take place no later than June 1, 1999 (the "Final Date"); provided, further, that (i) upon the written notice of the Buyer to the Sellers' Representative the Final Date may be extended for up to thirty (30) days but in no case prior to June 11, 1999, or
(ii) upon written notice to the other Party, either Party may extend the Final Date until such time as the NASD shall have approved the transactions contemplated by this Agreement, but in no event shall such extension be beyond August 31, 1999.

         (g) Deliveries at the Closing. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) the Buyer will deliver to the Sellers' Representative the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) the Sellers will deliver to the Buyer stock certificates representing the Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Sellers' Representative the consideration specified in Section 2(c) above.

         (h) Cash Distribution. The Parties agree that prior to the Closing, OGAC may distribute cash on hand to the Sellers (the "Distribution").

         (i) Escrow. In order to facilitate the post-closing adjustments described in Section 2(d) above and the indemnification provisions described in
Section 8 below, the Parties agree that if the Buyer prepays the entire principal amount of, and all interest then due under the Promissory Note (the "Prepayment Amount") within ninety (90) days of the Closing Date (excluding any set-off pursuant to Section 14 of the Promissory Note), the Buyer shall deposit $1,700,000 of the Prepayment Amount (which amount shall not include any set-off pursuant to Section 14 of the Promissory Note which has not been finally settled) with an escrow agent to be mutually agreed upon by the Buyer and the Sellers' Representative pursuant to an escrow agreement to be mutually agreed upon and entered into by the Buyer and the Sellers' Representative; provided, however, that such escrow agreement shall provide that (i) the escrow agent shall not distribute any funds from the escrow account created thereby except pursuant to written instructions jointly executed by the Buyer and the Sellers' Representative or pursuant to a final court order, and (ii) $850,000 (less the amount (A) of any claim for indemnification by the Buyer pursuant to Section 8 below which has not been finally settled, (B) of any finally settled claim for indemnification by the Buyer pursuant to Section 8 below which has been paid out of such escrow or has not been paid, and (C) owing to the Buyer pursuant to
Section 2(d) above which has been paid out of such escrow or has not been paid) of the funds in the escrow account shall be distributed on the first anniversary of the Closing Date and the remainder of the funds in the escrow account (less the amount (X) of any claim for indemnification by the Buyer pursuant to Section 8 below which has not been finally settled, (Y) of any finally settled claim for indemnification by the Buyer pursuant to Section 8 below which has not been paid, and (Z) owing to the Buyer pursuant to Section 2(d) above which has not been paid) shall be distributed on the second anniversary of the Closing Date.

         3. Representations and Warranties Concerning the Transaction.

         (a) Representations and Warranties of the Sellers. Each of the Sellers severally represents and warrants to the Buyer that the statements contained in this Section 3(a) are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to himself or herself, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3(a) and in Section 4 below.

                  (i) Authorization of Transaction. The Seller has full power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally. Except as set forth in
         Section 3(a) of the Disclosure Schedule, the Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, including, without limitation, the SEC and the NASD, in order to consummate the transactions contemplated by this Agreement.

                  (ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject , (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he or she is bound or to which any of his or her assets is subject, or (C) result in a breach of any confidentiality, non-competition or similar agreement to which the Seller is a party.

                  (iii) Brokers' Fees. Except as set forth in Section 3(a) of the Disclosure Schedule, the Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                  (iv) OGAC Shares. The Seller holds of record and owns beneficially the number of OGAC Shares set forth next to his or her name in Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of OGAC. The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of OGAC (other than the Restated Shareholders Agreement dated as of

         April 28, 1998 by and among OGAC, the Sellers and their spouses, and Lawrence J. Harrison, Jr. and his spouse (the "Restated Shareholders Agreement")).

         (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this Section 3(b) are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)), except as set forth in Annex I attached hereto.

                  (i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally. Except as set forth in Section 3(b) of Annex I, the Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, including, without limitation, the SEC and the NASD, in order to consummate the transactions contemplated by this Agreement.

                  (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, or (C) result in a breach of any confidentiality, non-competition or similar agreement to which the Buyer or Gary R. Vickers or any of his Affiliates is a party.

                  (iv) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

                  (v) Investment. The Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act. Buyer is an "accredited investor" as defined in Regulation D under the Securities Act.

         4. Representations and Warranties Concerning OGAC. The Sellers represent and warrant to the Buyer that the statements contained in this Section 4 are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule.

         (a) Organization, Qualification, and Corporate Power. OGAC is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. OGAC is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified individually or in the aggregate would not have a Material Adverse Effect. OGAC and its employees (contract or otherwise) have full power and authority (including with respect to OGAC, full corporate power and authority) and all licenses, permits, and authorizations, including, without limitation all such licenses, permits and authorizations required by the SEC and the NASD, necessary to carry on the businesses in which it is engaged, and to own and use the properties owned and used by it, except where the failure to have any such licenses, permits or authorizations individually or in the aggregate would not have a Material Adverse Effect. OGAC has made available to the Buyer correct and complete copies of all such licenses, permits and authorizations. Section 4(a) of the Disclosure Schedule lists the directors and officers of OGAC and the jurisdictions in which OGAC is duly authorized to conduct business and is in good standing. OGAC has delivered to the Buyer correct and complete copies of the charter and bylaws of OGAC (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of OGAC are correct and complete. OGAC is not in default under or in violation of any provision of its charter or bylaws.

         (b) Capitalization. The entire authorized capital stock of OGAC consists of 1,000,000 OGAC Shares, of which 10,000 OGAC Shares are issued and outstanding. All of the issued and outstanding OGAC Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in Section 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require OGAC to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to OGAC. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of OGAC (other than the Restated Shareholders Agreement). Section 4(b) of the Disclosure Schedule sets forth (i) the record holders of the OGAC Shares and the number of OGAC Shares to be held by each such record holder immediately subsequent to the Closing and (ii) the pro rata portion of the Adjusted Purchase Price delivered to the Sellers' Representative at Closing to which such Seller is entitled.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute,
regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental agency, or court to which OGAC is subject or any provision of the charter or bylaws of OGAC, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which OGAC is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), or (iii) result in a breach of any confidentiality, non-competition or similar agreement to which OGAC is a party. Except as set forth in Section 4(c) of the Disclosure Schedule, OGAC does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, including, without limitation, the SEC or the NASD, in order for the Parties to consummate the transactions contemplated by this Agreement.

         (d) Brokers' Fees. Except as set forth in Section 4(d) of the Disclosure Schedule, OGAC has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (e) Title to Assets. OGAC has good and indefeasible title to, or a valid leasehold interest in, the properties and assets used in its business, located on its premises, or shown on the Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the Most Recent Fiscal Year End and certain personal items of employees of de minimis value.

         (f) Subsidiaries. OGAC has no subsidiaries.

         (g) Financial Statements. Attached hereto as Exhibit A are the following financial statements (collectively the "Financial Statements"): (i) audited statements of financial condition, income, changes in shareholders' equity, and cash flow as of and for the fiscal years ended December 31, 1996, 1997, and 1998 for OGAC (collectively, the "Annual Financial Statements"); and
(ii) unaudited statements of financial condition, income, changes in shareholders' equity, and cash flows as of and for the four-month period ended April 30, 1999 for OGAC (the "Interim Financial Statements"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of OGAC as of such dates and the results of operations of OGAC for such periods and are consistent with the books and records of OGAC; provided, however, that the Interim Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

         (h) Events Subsequent to Most Recent Fiscal Year End. Except for changes in laws or regulations of general applicability and changes in general economic conditions, since the Most Recent Fiscal Year End there has not been any Material Adverse Effect. Without limiting the generality of the foregoing and except in the Ordinary Course of Business or as set forth in Section 4(h) of the Disclosure Schedule, since that date:

                  (i) OGAC has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, with a fair market value in excess of $10,000;

                  (ii) OGAC has not entered into, amended or terminated any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000;

                  (iii) no party (including OGAC) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which OGAC is a party or by which it is bound;

                  (iv) OGAC has not imposed any Security Interest upon any of its assets, tangible or intangible;

                  (v) OGAC has not made any capital expenditure (or series of related capital expenditures) involving more than $10,000;

                  (vi) OGAC has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $10,000;

                  (vii) OGAC has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $5,000 singly or $10,000 in the aggregate;

                  (viii) OGAC has not delayed or postponed the payment of accounts payable and other Liabilities;

                  (ix) OGAC has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) involving more than $10,000;

                  (x) OGAC has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (xi) there has been no change made or authorized in the charter or bylaws of OGAC;

                  (xii) OGAC has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (xiii) OGAC has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind), other than distributions for payment by the shareholders of Taxes with respect to OGAC and the Distribution, except in accordance with past business practices, or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (xiv) OGAC has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property which individually or in the aggregate would have a Material Adverse Effect;

                  (xv) OGAC has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees (other than the payment of compensation for services rendered to OGAC or reimbursement of expenses in accordance with the policies of OGAC);

                  (xvi) OGAC has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xvii) OGAC has not granted any increase in the base compensation of any of its directors, officers, and employees;

                  (xviii) OGAC has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (xix) OGAC has not made any other change in employment terms for any of its directors, officers, and employees;

                  (xx) OGAC has not made or pledged to make any charitable or other capital contribution;

                  (xxi) to the Knowledge of the Sellers, there has not been any other material occurrence, event, incident, action, failure to act, or transaction involving OGAC; and

                  (xxii) OGAC has not committed to any of the foregoing.

         (i) Undisclosed Liabilities. OGAC has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities which are disclosed or reserved for in the Annual Financial Statements for the Most Recent Fiscal Year End and the Interim Financial Statements and (ii) Liabilities which have arisen after the date of the Interim Financial Statements in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law by OGAC).

         (j) Legal Compliance. OGAC has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except for violations of such laws which individually or in the aggregate would not have a Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against OGAC alleging any failure so to comply.

         (k) Tax Matters.

                  (i) OGAC has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by OGAC (whether or not shown on any Tax Return) have been paid (other than sales taxes not yet due and payable). OGAC is not currently the beneficiary of any extension of time within which to file any Tax Return.

                  (ii) OGAC has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (iii) There is no material dispute or claim concerning any Tax Liability of OGAC either (A) claimed or raised by any authority in writing or (B) as to which the Sellers have Knowledge. Section 4(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to OGAC for taxable periods ended on or after December 31, 1992, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. OGAC has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by OGAC since December 31, 1992.

                  (iv) OGAC has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (v) OGAC has not filed a consent under Code Section 341(f) concerning collapsible corporations. OGAC has not made any material payments, is not obligated to make any material payments, and is not a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code
         Section 280G. OGAC has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). OGAC is not a party to any Tax allocation or sharing agreement. OGAC (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was OGAC) or (B) has no Liability for the Taxes of any Person (other than OGAC) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (vi) Except as set forth in Section 4(k) of the Disclosure Schedule, OGAC (and any predecessor of OGAC) has been a validly electing S corporation within the meaning of Code Sections 1361 and 1362 at all times during its existence and OGAC will be an S corporation up to and including the Closing Date.

         (l) Real Property.

                  (i) OGAC owns no real property.

                  (ii) Section 4(l) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to OGAC. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 4(l) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in
         Section 4(l) of the Disclosure Schedule:

                           (A) the lease or sublease is legal, valid, binding,
                  enforceable by OGAC, and in full force and effect;

                           (B) the lease or sublease will continue to be legal,
                  valid, binding, enforceable by OGAC, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (C) OGAC is not in material breach or default under
                  the lease or sublease;

                           (D) to the Knowledge of the Sellers, no other party
                  to the lease or sublease is in breach or default and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder;

                           (E) neither OGAC nor, to the Knowledge of the
                  Sellers, any other party to the lease or sublease has repudiated any provision thereof;

                           (F) there are no disputes, oral agreements, or
                  forbearance programs in effect as to the lease or sublease;

                           (G) with respect to each sublease, the
                  representations and warranties set forth in subsections (A) through (F) above are true and correct with respect to the underlying lease;

                           (H) OGAC has not assigned, transferred, conveyed,
                  mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                           (I) all facilities leased or subleased thereunder
                  have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects; and

                           (J) all facilities leased or subleased thereunder are
                  supplied with utilities and other services necessary for the operation of said facilities.

         (m) Intellectual Property.

                  (i) OGAC owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of OGAC as presently conducted. Each item of Intellectual Property owned or used by OGAC immediately prior to the Closing hereunder will be owned or available for use by OGAC on identical terms and conditions immediately subsequent to the Closing hereunder. OGAC has taken all commercially reasonable efforts in order to maintain and protect each item of Intellectual Property that it owns or uses.

                  (ii) To the Knowledge of Sellers, OGAC has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties. None of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of OGAC has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that OGAC must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Sellers, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of OGAC.

                  (iii) No patents or registrations have been issued to OGAC with respect to any of its Intellectual Property and OGAC has no pending patent application or application for registration with respect to any of its Intellectual Property. Section 4(m) of the Disclosure
         Schedule identifies each license, agreement, or other permission which OGAC has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). OGAC has made available to the Buyer correct and complete copies of all such licenses, agreements, and permissions (as amended to date) and of all other written documentation evidencing ownership and prosecution (if applicable) of each such item, including, without limitation, legal opinions regarding licenses, permits and authorizations to carry on the businesses in which it is engaged. Section 4(m) of the Disclosure Schedule also identifies each trade name, unregistered trademark or Internet web site used by OGAC in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4(m) of the Disclosure Schedule:

                           (A) Except as set forth in Section 4(m) of the
                  Disclosure Schedule, OGAC possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                           (B) the item is not subject to any outstanding
                  injunction, judgment, order, decree, ruling, or charge;

                           (C) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Sellers, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (D) OGAC has never agreed to indemnify any Person for
                  or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (iv) Section 4(m) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that OGAC uses pursuant to license, sublicense, agreement, or permission, other than off-the-shelf software, each with a cost of less than $2,000. OGAC has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(m) of the Disclosure Schedule:

                           (A) the license, sublicense, agreement, or permission
                  covering the item is legal, valid, binding, enforceable by OGAC, and in full force and effect;

                           (B) the license, sublicense, agreement, or permission
                  will continue to be legal, valid, binding, enforceable by OGAC, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (C) OGAC is not in material breach or default under
                  the license, sublicense, agreement or permission;

                           (D) to the Knowledge of the Sellers, no other party
                  to the license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                           (E) neither OGAC nor, to the Knowledge of the
                  Sellers, any other party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                           (F) with respect to each sublicense, the
                  representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying license;

                           (G) to the Knowledge of the Sellers, the underlying
                  item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (H) to the Knowledge of the Sellers, no action, suit,
                  proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           (I) OGAC has not granted any sublicense or similar
                  right with respect to the license, sublicense, agreement, or permission.

         (n) Tangible Assets. OGAC owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as presently conducted. Each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

         (o) Contracts. Section 4(o) of the Disclosure Schedule lists the following contracts and other agreements to which OGAC is a party:

                  (i) any agreement (or group of related agreements) involving consideration in excess of $10,000 in the aggregate or involving the performance or receipt of services over a period of time in excess of one year;

                  (ii) any agreement concerning a partnership or joint venture;

                  (iii) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (iv) any agreement concerning confidentiality or noncompetition;

                  (v) any agreement with any of the Sellers and their Affiliates;

                  (vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (vii) any collective bargaining agreement;

                  (viii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $40,000 or providing severance benefits;

                  (ix) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business (other than advances of reimbursable expenses); and

                  (x) any agreement under which the consequences of a default or termination could have a Material Adverse Effect.

OGAC has made available to the Buyer a correct and complete copy of each written agreement listed in Section 4(o) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4(o) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable by OGAC, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable by OGAC, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) OGAC is not in material breach or default under the agreement; (D) to the Knowledge of the Sellers, no other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration under the agreement; and (E) neither OGAC nor, to the Knowledge of the Sellers, any other party has repudiated any provision of the agreement.

         (p) Notes Receivable. All notes receivable of OGAC shown on the Balance Sheet are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims and arose in the Ordinary Course of Business. To the Knowledge of the Sellers, all such notes receivable are collectible in accordance with their terms at the recorded amounts, subject only to the reserve for bad debts as reflected on the Balance Sheet, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of OGAC.

         (q) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of OGAC.

         (r) Insurance.

                  (i) Section 4(r) of the Disclosure Schedule sets forth a complete and correct list of (A) all current policies of insurance (including property, casualty, liability and workers' compensation coverage and bond and surety arrangements) maintained by OGAC and (B) all other "occurrence" basis insurance policies obtained by OGAC at any time with respect to its business. Except as set forth in Section 4(r) of the Disclosure Schedule, with respect to each such insurance policy: (V) the policy is legal, valid, binding, enforceable by OGAC, and in full force and effect; (W) the policy will continue to be legal, valid, binding, enforceable by OGAC, in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (X) OGAC is not in material breach or default under the policy (including with respect to the payment of premiums or the giving of notices); (Y) to the Knowledge of the Sellers, no other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration under the policy; and (Z) neither OGAC nor, to the Knowledge of the Sellers, any other party to the policy has repudiated any provision thereof. Section 4(r) of the Disclosure Schedule describes any self-insurance arrangements affecting OGAC.

                  (ii) All of the insurance is sufficient for compliance in all material respects with requirements of applicable law and of all contracts to which OGAC is a party. OGAC has not failed to give any notice or to present any claim under the insurance policies in a due and timely fashion. No notice of cancellation, termination, reduction in coverage or increase in premium (other than in the Ordinary Course of Business) has been received with respect to any of the insurance policies (other than deductibles under the listed policies).

         (s) Litigation. Section 4(s) of the Disclosure Schedule sets forth each instance in which OGAC (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Sellers, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

         (t) Employees. To the Knowledge of the Sellers, no executive, key employee, or group of employees (contract or otherwise) has any plans to terminate employment with OGAC. To the actual knowledge of the Sellers (without any investigation or inquiry), no executive, key employee or group of employees (contract or otherwise) will terminate employment with OGAC upon learning of the transactions contemplated by this Agreement. OGAC is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. OGAC has not committed any unfair labor practice. The Sellers have no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of OGAC.

         (u) Employee Benefits.

                  (i) Except for the Group Long Term Disability insurance policy set forth on Section 4(r) of the Disclosure Schedule (the "LTD Policy"), neither OGAC nor any ERISA Affiliate maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Benefit Plan.

                           (A) The LTD Policy complies in form and in operation
                  in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                           (B) All required reports and descriptions, if any,
                  have been timely filed and distributed appropriately with respect to the LTD Policy, except where the failure to file or distribute such reports and descriptions would not have a Material Adverse Effect. The requirements of COBRA, if any, have been met with respect to the LTD Policy.

                           (C) All premiums or other payments for all periods
                  ending on or before the Closing Date have been paid with respect to the LTD Policy.

                           (D) The Sellers have delivered to the Buyer correct
                  and complete copies of the LTD Policy and all documents, instruments and agreements related thereto.

                  (ii) None of OGAC and the other members of the Controlled Group that includes OGAC contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal liability as defined in ERISA
         Section 4201) under any Multiemployer Plan.

                  (iii) OGAC does not maintain and never has maintained or contribute, never has contributed, or never has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

         (v) Environmental, Health, and Safety Matters.

                  (i) OGAC is in compliance in all material respects with all Environmental, Health, and Safety Requirements.

                  (ii) Without limiting the generality of the foregoing, OGAC has obtained and is in compliance in all material respects with, all permits, licenses and other authorizations that are required pursuant to applicable Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business. A list of all such permits, licenses and other authorizations is set forth in
         Section 4(v)(ii) of the Disclosure Schedule.

                  (iii) OGAC has not received any written or oral notice, report or other information regarding any actual or alleged violation of applicable Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities of OGAC pursuant to applicable Environmental, Health and Safety Requirements (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to OGAC or its facilities arising under applicable Environmental, Health, and Safety Requirements.

                  (iv) To the actual knowledge of the Sellers (without any investigation or inquiry), no asbestos-containing material in any form or condition exists at any property or facility owned or operated by OGAC.

                  (v) Except for materials, wastes and substances incidental to OGAC's Ordinary Course of Business which are managed and handled by OGAC while in OGAC's possession or control in accordance with applicable Environmental, Health and Safety Requirements, OGAC has not treated, stored, disposed of, arranged for the disposal of, transported, handled, or released any hazardous substance, or owned or operated any property or facility in a manner that has given or would give rise to liabilities of OGAC, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other applicable Environmental, Health, and Safety Requirements.

                  (vi) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

                  (vii) OGAC has not either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements which OGAC would not already have absent such assumption or undertaking.

         (w) Certain Business Relationships with OGAC. Except as set forth in
Section 4(w) of the Disclosure Schedule, none of the Sellers and their Affiliates has been involved in any material business arrangement or relationship with OGAC (other than normal compensation arrangements for employees and reimbursement of expenses) within the past twelve (12) months, and none of the Sellers and their Affiliates owns any material asset, tangible or intangible, which is used in the business of OGAC.

         (x) Disclosure. The representations and warranties contained in this
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

         (y) Year 2000. To the Knowledge of the Sellers, there is no matter which will prevent each system, comprising of software, hardware, databases or embedded control systems

(microprocessor controlled, robotic or other device) owned, leased or within the control of OGAC (collectively, a "System"), that constitutes any part of, or is used in connection with the use, operation or enjoyment of any material tangible or intangible asset or real property of OGAC to, by September 30, 1999 (i) be designed (or modified) to be used prior to and after January 1, 2000, (ii) operate without error arising from the creation, recognition, acceptance, calculation, display, reporting, storage, retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates, or date-based, date-dependent or date-related data, including, but not limited to, century recognition, day-of-the-week recognition, leap years, date values and interfaces of date functionalities, provided that external date data is received in the proper format, and (iii) not be materially and adversely affected by the advent of the year 2000 or subsequent years, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century (collectively, items (i) through (iii) are referred to herein as "Year 2000 Compliant"). All licenses for the use of any material system-related software, hardware, databases or embedded control system are certified by the manufacturer to be Year 2000 Compliant and to contain the capabilities required to be Year 2000 Compliant within OGAC computer systems (hardware and software), or the licenses permit OGAC or a third party to make all modifications, bypasses, de-bugging, work-arounds, repairs, replacements, conversions or corrections necessary to permit the System to operate compatibly, in conformance with their respective specifications, and to be Year 2000 Compliant. The Sellers have no reason to believe that OGAC may incur material expenses arising from or relating to the failure of any of its Systems as a result of not being Year 2000 Compliant.

         (z) Broker-Dealer. OGAC is duly qualified or registered to do business as a broker-dealer with the SEC, the NASD and in each jurisdiction which requires such qualification or registration in connection with the business of OGAC. Section 4(z) of the Disclosure Schedule lists each such jurisdiction, any jurisdiction in which such qualification or registration is currently pending and any jurisdiction in which OGAC does business as a broker-dealer pursuant to an exemption from the requirements for qualification or registration as a broker-dealer in such jurisdiction.

         (aa) Filings. OGAC has filed with the SEC, the NASD and in each jurisdiction which so requires, all focus reports and other reports, statements and filings required to be filed, and OGAC has made available to the Buyer copies of all such reports, statements and filings (the "Reports"). The Reports did not (as of their respective filing dates) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (bb) Auctioneers. Section 4(bb) of the Disclosure Schedule sets forth the jurisdictions in which OGAC or any employee of OGAC is duly authorized to conduct business as an auctioneer. OGAC and such employees have obtained and complied with, and is in compliance in all material respects with, all permits, licenses and other authorizations that are required to conduct business as an auctioneer and a list of all such permits, licenses and authorizations is set forth in Section 4(bb) of the Disclosure Schedule, copies of which have been delivered to the Buyer by OGAC.

         (cc) Board Attendance. Immediately following the Closing, no Person other than the then members of the board of directors of OGAC shall have the right to attend any meeting of the board of directors of OGAC or any committee thereof.

         (dd) Qualification and Registration. Any officer, director, manager or employee of OGAC (whether full-time, part-time, contract or leased) whose functions with respect to OGAC require such Person to be qualified or registered as a broker/dealer, principal or representative under federal or state laws, rules or regulations or with the SEC or the NASD is so qualified or registered.

         (ee) Sellers' Representative. The Sellers' Representative is authorized to take the actions set forth in this Agreement on behalf of the Sellers and the Buyer and OGAC shall have no Liability to the Sellers for any act or failure to act of the Sellers' Representative.

         5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

         (a) General. Each of the Parties will use commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

         (b) Notices and Consents. Each of the Parties will (and the Sellers will cause OGAC to) give any notices to, make any filings with, and use commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments, governmental agencies and other third parties in connection with the matters referred to in Sections 3(a)(i), 3(a)(ii), 3(b)(ii), 3(b)(iii) and 4(c) above.

         (c) Operation of Business. The Sellers will not cause or permit OGAC to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will not cause or permit OGAC to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock (other than distributions for payment by shareholders of Taxes with respect to OGAC and the Distribution), except in accordance with past business practices or redeem, purchase, or otherwise acquire any of its capital stock or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above.

         (d) Preservation of Business. The Sellers will cause OGAC to use commercially reasonable efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         (e) Full Access. Each of the Sellers will promptly permit, and the Sellers will cause OGAC to promptly permit, representatives of the Buyer to have full access upon reasonable notice to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to OGAC, other than those subject to attorney-client privilege, in which event an explanation thereof shall be provided to the Buyer. Notwithstanding the foregoing, Buyer shall first obtain the consent of the Sellers' Representative prior to any discussions with OGAC's employees, advisors, independent auditors or other representatives of OGAC (other than Sellers' Representative and OGAC's legal counsel and investment advisors).

         (f) Notice of Developments. Each Party will give prompt written notice (a "Breach Notice") to the other Party (the "Other Party") of any development or information which results in a breach of any of his, her or its own representations, warranties and covenants as set forth in this Agreement. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement Annex I or the Disclosure Schedule, as the case may be, or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant; provided, however, that if the Other Party determines to waive the applicable closing conditions in Sections 7(a)(i) - (ii) or Sections 7(b)(i) -
(ii), as the case may be, and to effect the Closing after receipt of a Breach Notice, the Breach Notice shall be deemed to amend and supplement Annex I or the Disclosure Schedule, as the case may be, and to prevent and cure any misrepresentation, breach of warranty, or breach of covenant with respect to the matters set forth in the Breach Notice, and the Party delivering the Breach Notice shall have no Liability to the Other Party solely with respect to the matters set forth in the Breach Notice.

         (g) Exclusivity. During the period commencing on the date of this Agreement through the earliest to occur of (i) the Closing Date, or (ii) the termination of this Agreement pursuant to Section 10 below, none of the Sellers will (and the Sellers will not cause or permit OGAC to) (x) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of OGAC (including any acquisition structured as a merger, consolidation, or share exchange) or any financing of OGAC, (y) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing, or (z) vote their OGAC Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing, and shall indicate to the Buyer in reasonable detail the identity of the offeror and the terms and conditions of any proposal or offer or any such inquiry or contact.

         (h) Confidentiality Agreements. The Sellers will use commercially reasonable efforts to cause OGAC to enter into confidentiality agreements reasonably satisfactory in form and substance to the Buyer with Daniel A. Sodersten, W. Keith Gibbs, Ronald K. Barnes, Lawrence J. Harrison, Jr., and Jeff Robertson.

         (i) Broker/Dealer Insurance. The Sellers will cause OGAC to use commercially reasonable efforts to obtain broker/dealer professional liability insurance coverage in force subsequent to the Closing with substantially the same coverage as the coverage in force prior to the Closing.

         6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing:

         (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below).

         (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving OGAC, each of the other Parties will cooperate with him, her or it and his, her or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Section 8 below).

         (c) Transition. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of OGAC from maintaining the same business relationships with OGAC after the Closing as it maintained with OGAC prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the businesses of OGAC to OGAC from and after the Closing and continuing during the Non-Compete Period.

         (d) Confidentiality. Each of the Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his, her or its possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this
Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his, her or its reasonable best efforts to obtain, at the request and expense of the

Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         (e) Sellers' Representative Covenant Not to Compete. With respect to the Sellers' Representative, for the period set forth in Section 7(c) of the Employment Agreement, he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, be employed by or in any manner engage in providing (a) third party acquisition and/or divestiture advisory, marketing or brokerage services with respect to oil and gas properties, (b) third party reserve engineering transaction or other technical services in support of the acquisition and/or divestiture of oil and gas properties, and (c) third party sell side sealed bid, negotiated sale or brokerage services for the oil and gas exploration and production industry, that compete with the business of OGAC or its subsidiaries; provided, however, that
(i) no owner of less than one percent (1%) of the outstanding stock of any publicly-traded corporation shall be deemed to engage solely by reason thereof in any of its businesses, and (ii) the Sellers' Representative shall be entitled to be engaged in the acquisition and/or divestiture of oil and gas properties as an owner or operator for his or her own account, for the account of an entity wholly-owned by the Sellers' Representative or for the account of an employer engaged in the acquisition and/or divestiture of oil and gas properties as part of such employer's Ordinary Course of Business. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         (f) Sellers Covenant Not to Compete. With respect to the Sellers other than the Sellers' Representative, for a period of five years from and after the Closing Date (the "Non-Compete Period"), none of such Sellers will directly or indirectly own, manage, control, participate in, consult with, render services for, be employed by or in any manner engage in the business of (a) conducting oral bid or Internet or electronic related auctions of oil and gas properties,
(b) providing third party or outsourced reserve engineering transaction or other technical services in support of the acquisition and/or divestiture of oil and gas properties, and (c) third party or outsourced sell side sealed bid, negotiated sale or brokerage services for the oil and gas exploration and production industry (collectively, the "Business"), that compete with the business of OGAC or its subsidiaries; provided, however, that (i) no owner of less than one percent (1%) of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in the Business,
(ii) each such Seller shall be entitled to be engaged in the acquisition and/or divestiture of oil and gas properties as an owner or operator for his or her own account, for the account of an entity wholly-owned by such Seller or for the account of an employer engaged in the acquisition and/or divestiture of oil and gas properties as part of such employer's Ordinary Course of Business, and (iii) this Section 6(f) shall not apply to any activities of such Seller related to his/her performance of his/her duties as an officer or director of any company (and its successor and assigns) engaged in the oil and gas business if such Seller was acting in such capacity prior to the date of this Agreement. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6(f) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         7. Conditions to Obligation to Close.

         (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Shares and to control OGAC, or (D) have a Material Adverse Effect (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv) OGAC shall have no long term liabilities other than rent obligations under the real property leases set forth on Section 4(l)(ii) of the Disclosure Schedule which are not yet due and payable;

                  (v) OGAC's Current Assets shall be greater than or equal to its Current Liabilities;

                  (vi) the Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(v) is satisfied in all respects;

                  (vii) the Parties and OGAC shall have received all material authorizations, consents, and approvals of governments, governmental agencies and other third parties referred to in Section 5(b) above;

                  (viii) the relevant parties shall have entered into and delivered the Employment Agreement substantially in form and substance as set forth in Exhibit B attached hereto (the "Employment Agreement") and the same shall be in full force and effect;

                  (ix) the relevant parties shall have entered into and delivered the Voting Agreement substantially in form and substance as set forth in Exhibit C attached hereto (the "Voting Agreement") and the same shall be in full force and effect;

                  (x) the relevant parties shall have entered into and delivered the Shareholders Agreement substantially in form and substance as set forth in Exhibit D attached hereto (the "Shareholders Agreement") and the same shall be in full force and effect;

                  (xi) The board of directors and shareholders of OGAC shall have adopted The Oil & Gas Asset Clearinghouse, Inc. 1999 Equity Incentive Plan substantially in form and substance as set forth in Exhibit E attached hereto (the "Stock Option Plan") and the same shall be in full force and effect;

                  (xii) the Buyer shall have received from counsel to the Sellers an opinion in form and substance as set forth in Exhibit G attached hereto, addressed to the Buyer, and dated as of the Closing Date;

                  (xiii) the Buyer shall have received the resignations, effective as of the Closing, of each director of OGAC other than the Sellers' Representative;

                  (xiv) the relevant parties shall have entered into and delivered the Release of Claims substantially in form and substance as set forth in Exhibit I attached hereto (the "Release") and the same shall be in full force and effect;

                  (xv) Gary R. Vickers shall have received a grant of options to purchase 61,328 shares of Common Stock under the Stock Option Plan pursuant to the Stock Option Agreement substantially in form and substance as set forth in Exhibit K attached hereto (the "Stock Option Agreement") and the same shall be in full force and effect; and

                  (xvi) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby, including, without limitation, the deliveries required by Section 2(g)(iii) above, and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv) the Buyer shall have delivered to the Sellers' Representative a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

                  (v) the Parties and OGAC shall have received all material authorizations, consents, and approvals of governments, governmental agencies and other third parties referred to in Section 5(b) above;

                  (vi) the relevant parties shall have entered into and delivered the Employment Agreement and the same shall be in full force and effect;

                  (vii) the relevant parties shall have entered into and delivered the Shareholders Agreement and the same shall be in full force and effect;

                  (viii) the board of directors and shareholders of OGAC shall have adopted the Stock Option Plan and the same shall be in full force and effect;

                  (ix) the Buyer shall have entered into and delivered the Promissory Note and the same shall be in full force and effect;

                  (x) the relevant parties shall have entered into and delivered the Release and the same shall be in full force and effect;

                  (xi) the Sellers' Representative shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit H attached hereto, addressed to the Sellers, and dated as of the Closing Date;

                  (xii) the relevant parties shall have entered into and delivered the Security Agreement substantially in form and substance as set forth in Exhibit J attached hereto (the "Security Agreement") and the same shall be in full force and effect;

                  (xiii) Kenneth R. Olive, Jr. shall have received a grant of options to purchase 61,328 shares of Common Stock under the Stock Option Plan pursuant to the Stock Option Agreement and the same shall be in full force and effect;

                  (xiv) the Buyer shall have delivered to the Sellers' Representative copies of the Buyer's Restated Certificate of Incorporation, Bylaws, any shareholders agreements to which the Buyer is a party and such other documents reasonably requested by the Sellers' Representative evidencing the equity ownership and control of the Buyer, each certified by an officer of the Buyer as the true and correct copies thereof, and such documents shall be reasonably satisfactory in form and substance to the Sellers' Representative;

                  (xv) the Buyer shall not have caused OGAC to incur any debt, the proceeds of which are used to pay any portion of the Adjusted Purchase Price at Closing; and

                  (xvi) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby, including, without limitation, the deliveries required by Section 2(g)(iv) above, and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers' Representative.

The Sellers' Representative may waive any condition specified in this Section 7(b) if he executes a writing so stating at or prior to the Closing.

         8. Remedies for Breaches of This Agreement.

         (a) Survival of Representations and Warranties. All of the representations and warranties of the Sellers contained in Sections 4(a)-(j) and Sections 4(l)-(ee) above shall survive the Closing hereunder (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of two (2) years thereafter. All of the other representations , warranties and covenants of the Parties contained in this Agreement (including the representations and warranties of the Sellers contained in Section 4(k) above) shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations or such other limitations as set forth in this Agreement).

         (b) Indemnification Provisions for Benefit of the Buyer.

                  (i) Subject to Section 5(f) and Section 10(b) hereof, in the event any of the Sellers breaches (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of his or her representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against the Sellers pursuant to Section 11(g) below within such survival period, then each of the Sellers agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer and OGAC may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that any such liability of the Sellers resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of the representations and warranties set forth in Section 2(a) or Section 3(a) shall be several and not joint.

                  (ii) Each of the Sellers jointly and severally agrees to indemnify the Buyer from and against the entirety of (A) any costs and expenses incurred by OGAC to become Year 2000 Compliant and any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by becoming Year 2000 Compliant; (B) any Liability or obligation of OGAC or the Sellers to pay any fees, commissions costs, expenses, indemnity or other payments to any broker, finder or agent with respect to the transactions contemplated by this Agreement, including, without limitation, the Letter Agreements set forth on Section 3(a) and Section 4(d) of the Disclosure Schedule and any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any such Liability or obligation; and (C) any court costs and attorneys fees and expenses incurred by OGAC resulting from, arising out of, relating to, in the nature of or caused by the litigation matters set forth on Section 4(s) of the Disclosure Schedule (the "Litigation Expenses"); provided, however, that if at the time the Buyer makes a claim for indemnification for the Litigation Expenses (X) the Promissory Note is still outstanding, such indemnification shall not exceed $1,700,000, (Y) the escrow account described in Section
         (2)(i) above exists, such indemnification shall not exceed the balance of the escrow account at that time, (Z) the Promissory Note is not outstanding and the escrow account does not exist, the Buyer shall be entitled to no indemnification with respect to the Litigation Expenses.

                  (iii) Each of the Sellers jointly and severally agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of or caused by (A) any Taxes that OGAC may owe or be deemed to owe for periods up to and including the Closing Date in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party or any fringe benefits or contributions, penalties or fines with respect to any

         Employee Benefit Plan that OGAC may owe or be deemed to owe for periods up to and including the Closing Date; and (B) any actions of Administaff Companies, Inc., with respect to the employees of the Company (full time, part time, contract, leased or otherwise) for periods up to and including the Closing Date.

                  (iv) Each of the Sellers jointly and severally agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any successor liability incurred by OGAC as a result of the failure of The OGA Clearinghouse, Inc., a Texas corporation, to be qualified or registered as a broker/dealer under federal or state laws, rules or regulations or with the SEC or the NASD.

                  (v) Each of the Sellers jointly and severally agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any claim of EBCO U.S.A., Incorporated that OGAC committed copyright, trade dress or other Intellectual Property infringements or otherwise misappropriated confidential information prior to the Closing.

                  (vi) Notwithstanding anything in this Agreement to the contrary, no Seller shall be liable pursuant to Section 8(b) for any amount in the aggregate in excess of such Seller's pro rata portion of the Adjusted Purchase Price as set forth in Section 4(b) of the Disclosure Schedule (subject to a pro rata adjustment based upon the Actual Adjustment); provided, further, that no Seller shall be liable pursuant to Section 8(b)(i) for any amount unless and until the aggregate amounts of all claims for indemnification against all of the Sellers pursuant to Sections 8(b)(i) and 8(b)(ii)(C) exceed $50,000 in the aggregate (the "Basket"), in which case the Buyer shall be entitled to recover the full amount of such claims, including the amounts included in the Basket, pursuant to the terms of this Agreement (subject to the limitation set forth above in this Section 8(b)(vi)).

         (c) Indemnification Provisions for Benefit of the Sellers. Subject to
Section 5(f) and Section 10(b) hereof, in the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Sellers make a written claim for indemnification against the Buyer pursuant to Section 11(g) below within such survival period, then the Buyer agrees to indemnify the Sellers from and against the entirety of any Adverse Consequences the Sellers may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Sellers may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). Notwithstanding anything in this Agreement to the contrary, the Buyer shall not be required to pay to Sellers in the aggregate pursuant to this
Section 8(c) or otherwise under this Agreement any amount in excess of the Final Purchase Price plus reasonable attorneys' fees incurred by the Sellers in connection with the enforcement of the obligations of the Buyer pursuant to Sections 2(c), 2(d), 6(a), 6(b) and 8(c) of this Agreement;

provided, further, that the Buyer shall not be liable pursuant to this Section 8(c) for any amount unless and until the aggregate amounts of all claims for indemnification against the Buyer pursuant to this Section 8(c) exceed the Basket, in which case the Sellers shall be entitled to recover the full amount of such claims, including the amounts included in the Basket, pursuant to the terms of this Agreement (subject to the limitation set forth above in this Section 8(c)).

         (d) Matters Involving Third Parties.

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall within twenty (20) days notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing (the "Defense Notice") within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, and (B) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. If the Indemnifying Party delivers a Defense Notice, the Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party's counsel in the defense of the Third Party Claim, including, without limitation, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party.

                  (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; provided, however, that the Indemnifying Party shall control the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably); provided, however, that the Indemnifying Party may, without the Indemnified Party's prior written consent, settle or compromise any such Third Party Claim or consent to entry of any judgment with respect to any such Third Party Claim that requires only the payment of money damages by the Indemnifying Party with no injunction or other equitable relief and that includes as an unconditional term thereof the release by the third party of the Indemnified Party from any and all liability in respect of such Third Party Claim.

                  (iv) In the event the Indemnifying Party does not conduct the defense of the Third Party Claim actively and diligently, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

         (e) Determination of Adverse Consequences. The Parties shall take into account the time value of money (using the Applicable Rate as the discount rate or the interest rate, as the case may be) in determining Adverse Consequences for purposes of this Section 8. All indemnification payments under this Section 8 shall be deemed adjustments to the Final Purchase Price.

         (f) Other Indemnification Provisions. Except for any remedy of specific performance to which any Party may be entitled, including, without limitation, as set forth in Section 11(n) below, the indemnification provision set forth in this Section 8 shall provide the sole and exclusive rights and remedies under which a Party may assert a claim against another Party with respect to (i) any and all breaches of any representations or warranties contained herein made to the Party asserting the claim, (ii) any and all breaches of covenants contained herein made to the Party asserting the claim or (iii) any other claims, actions, demands, loss, cost, expense, liability, penalty or other damage relating to or arising out of this Agreement. Each of the Sellers hereby agrees that he, she or it will not make any claim for indemnification against OGAC by reason of the fact that he, she or it was a shareholder, director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

         9. Certain Tax Matters.

         (a) S Corporation Status. The Sellers will not (and will not cause OGAC to) revoke OGAC's election to be taxed as an S corporation within the meaning of Code Sections 1361 and 1362. The Sellers will not (and will not cause OGAC to) take or allow any action that would result in the termination of OGAC's status as a validly electing S corporation within the meaning of Code Sections 1361 and 1362.

         (b) Tax Periods Ending on or Before the Closing Date. The Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for OGAC for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Buyer shall permit the Sellers' Representative to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the Sellers' Representative. To the extent permitted by applicable law, the Sellers shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1s furnished by OGAC to the Sellers for such periods.

         (c) Cooperation on Tax Matters.

                  (i) The Buyer, OGAC and the Sellers shall cooperate fully, as and to the extent reasonably requested by each other, in connection with the filing of Tax Returns pursuant to this Section 9 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. OGAC and the Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to OGAC relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other so requests, OGAC or the Sellers, as the case may be, shall allow the other to take possession of such books and records.

                  (ii) The Buyer and the Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         (d) Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving OGAC shall be terminated as of the Closing Date and, after the Closing Date, OGAC shall not be bound thereby or have any liability thereunder.

         (e) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the Sellers when due, and the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

         10. Termination.

         (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                  (i) the Buyer and the Sellers' Representative may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) the Buyer may, in its sole discretion, terminate this Agreement by giving written notice to the Sellers' Representative on or prior to May 21, 1999;

                  (iii) the Buyer may terminate this Agreement by giving written notice to the Sellers' Representative at any time prior to the Closing
         (A) in the event any of the Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers' Representative of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach or (B) if the Closing shall not have occurred on or before the Final Date, or any extension thereof as provided in Section 2(f) above, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (iv) the Sellers' Representative may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing
         (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers' Representative has notified the Buyer of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach or (B) if the Closing shall not have occurred on or before the Final Date, or any extension thereof as provided in Section 2(f) above, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from any of the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach); provided, however, that the distribution of the Deposit as set forth in this Section 10(b) shall be the sole Liability of any Party for termination of this Agreement pursuant to
Section 10(a)(i) or Section 10(a)(ii) above; provided further, that if a Breach Notice is delivered which relates to a matter which occurred , arose or was discovered subsequent to the date of this Agreement and prior to the Closing and such matter (i) did not occur or arise as a result of a breach of a covenant contained in Section 5 above by the Party delivering the Breach Notice, and (ii) is not itself a breach, as of the date of this Agreement, of any representation, warranty or covenant contained in this Agreement, the Other Party may elect to terminate this Agreement pursuant to Section 10(a)(iii) or Section 10(a)(iv) above, as the case may be, based upon the matter set forth in the Breach Notice, in which event the Party delivering the Breach Notice shall have no Liability to the Other Party other than the distribution of the Deposit as set forth in this
Section 10(b). If the Agreement is terminated pursuant to Section 10(a)(i) or
Section 10(a)(iii) above, the Buyer shall be entitled to retain the Deposit. If the Agreement is terminated pursuant to Section 10(a)(ii) or Section 10(a)(iv) above, the Sellers shall be entitled to receive the Deposit. If the Agreement is terminated pursuant to Section 10(a)(iii)(B) or Section 10(a)(iv)(B) solely due to the failure to obtain the approval of the transactions contemplated by this Agreement by the NASD (a) due to information regarding the Buyer provided to the NASD, the Seller shall be entitled to receive the Deposit, or (b) for any other reason, the Buyer shall be entitled to retain the Deposit, and neither Party shall have any Liability to the other Party for such termination other than the distribution of the Deposit as set forth in this sentence.

         11. Miscellaneous.

         (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Sellers' Representative; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

         (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof; provided, however, that the Confidentiality Agreement dated March 1, 1999 by and between Vickers Energy Services, LLC and OGAC shall survive until the Closing, at which time it shall terminate and be of no further force and effect.

         (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers' Representative; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Sellers or the                    Copy to:
         Sellers' Representative:

         Kenneth R. Olive, Jr.                       Locke Liddell & Sapp LLP
         263 N. Sam Houston Parkway E.               3400 Chase Commerce Tower
         Suite 100                                   600 Travis
         P.O. Box 671787                             Houston, Texas 77002-3095
         Houston, Texas 77267-1787                   Attn:  Kevin Peter, Esq.
         Telephone No.: 281-873-4600                 Telephone No.:  713-226-1235
         Fax No.: 281-873-0055                       Fax No.  713-223-2717

         If to the Buyer:                            Copy to:

         Energy Auction Exchange, Inc.               Jacobs Chase Frick Kleinkopf & Kelley, LLC
         7900 East Union Avenue                      1050 Seventeenth Street, Suite 1500
         Suite 1100                                  Denver, Colorado  80265
         Denver, Colorado 80237                      Attn: Darren R. Hensley, Esq.
         Attn:  Gary R. Vickers                      Telephone No.:  303-685-4800
         Telephone No.:  303-694-5350                Fax No.:  303-685-4869
         Fax No.:  303-694-5326

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

         (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers' Representative. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) Expenses. Each of the Parties and OGAC will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that OGAC has not borne or will not bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

         (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (m) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 11(o) below), in addition to any other remedy to which they may be entitled, at law or in equity.

         (o) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Denver, Colorado, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. The Sellers appoint the Sellers' Representative as his or her agent to receive on his or her behalf service or of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any Party may make service on any other Party by sending or delivering a copy of the process
(i) to the Party to be served at the address and in the manner provided for the giving of notices in Section 11(g) above or (ii) if to the Sellers in care of the Sellers' Representative at the address and in the manner provided for the giving of notices in Section 11(g) above. Nothing in this Section 11(o), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

         (p) Execution. The Parties shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement and such facsimile copy shall be effective to create a valid and binding agreement among the parties in accordance with the terms hereof.

                                    * * * * *

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                              ENERGY AUCTION EXCHANGE, INC.

                                              /s/
                                              ----------------------------------
                                              By:
                                                   -----------------------------
                                              Its:
                                                  ------------------------------

                                              /s/ Kenneth R. Olive, Jr.
                                              ----------------------------------
                                              Kenneth R. Olive, Jr.

                                              /s/ Allan C. King
                                              ----------------------------------
                                              Allan C. King

                                              Allan G. King
                                              ----------------------------------
                                              Allan G. King

                                              /s/ Duane H. King
                                              ----------------------------------
                                              Duane H. King

                                              /s/ Gwendolyn King Kinney
                                              ----------------------------------
                                              Gwendolyn King Kinney

                                              /s/ David R. King
                                              ----------------------------------
                                              David R. King

                                              /s/ Robert E. Zimmerman, Jr.
                                              ----------------------------------
                                              Robert E. Zimmerman, Jr.

                                              /s/ R.E. Zimmerman
                                              ----------------------------------
                                              R.E. Zimmerman

                                              /s/ Michael W. O'Shaughnessy
                                              ----------------------------------
                                              Michael W. O'Shaughnessy

                                    EXHIBIT A

                              FINANCIAL STATEMENTS

                                    EXHIBIT B

                                      FORM

                                       OF

                              EMPLOYMENT AGREEMENT

                                    EXHIBIT C

                                      FORM

                                       OF

                                VOTING AGREEMENT

                                    EXHIBIT D

                                      FORM

                                       OF

                             SHAREHOLDERS AGREEMENT

                                    EXHIBIT E

                                      FORM

                                       OF

                                STOCK OPTION PLAN

                                    EXHIBIT F

                                      FORM

                                       OF

                                 PROMISSORY NOTE

                                    EXHIBIT G

                                      FORM

                                       OF

                        OPINION OF COUNSEL TO THE SELLERS

                                    EXHIBIT H

                                      FORM

                                       OF

                         OPINION OF COUNSEL TO THE BUYER

                                    EXHIBIT I

                                      FORM

                                       OF

                                     RELEASE

                                    EXHIBIT J

                                      FORM

                                       OF

                               SECURITY AGREEMENT

                                    EXHIBIT K

                                      FORM

                                       OF

                             STOCK OPTION AGREEMENT

                                     ANNEX I

                            EXCEPTIONS TO THE BUYER'S
                         REPRESENTATIONS AND WARRANTIES
                           CONCERNING THE TRANSACTION

                                     ANNEX I

                                  Section 3(b)


         In connection with the transactions contemplated by this Agreement, OGAC must notify the NASD of the contemplated change in ownership of OGAC pursuant to the NASD Continued Membership Application process (the "Process"). In connection with the Process, the Buyer and its officers, directors and shareholders may be required to supply information to, attend interviews with, give notices to, make filings with or obtain the authorization, consent or approval of the NASD. The Buyer may also be required to take similar actions in the states where OGAC is registered (or such registration is pending) as a broker-dealer.

                               DISCLOSURE SCHEDULE

                   EXCEPTIONS TO THE SELLERS' REPRESENTATIONS
                    AND WARRANTIES CONCERNING THE TRANSACTION
                     AND THE REPRESENTATIONS AND WARRANTIES
                                 CONCERNING OGAC

                       PURCHASE PRICE ADJUSTMENT SCHEDULE